                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               [Amendment No. __]

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---

Check the appropriate box:

    Preliminary Proxy Statement
---
    Confidential, for Use of the Commission Only (as permitted by Rule --- 14a-6(e)(2))

 X  Definitive Proxy Statement
---
    Definitive Additional Materials
---
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---

                                 ShoLodge, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 ShoLodge, Inc.
                   -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

 X   No fee required
---
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 1)
---
     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
     5) Total fee paid:

        -----------------------------------------------------------------------

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of filing.
     1)   Amount Previously Paid: ________________________________
     2)   Form Schedule or Registration Statement No.: ___________
     3)   Filing Party: __________________________________________
     4)   Date filed: ____________________________________________

                         [ON SHOLODGE, INC. LETTERHEAD]




Dear Shareholder:

                  It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Friday, May 29, 1998 at its corporate headquarters, 130 Maple Drive, North, Hendersonville, Tennessee.

                  You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect two directors, Earl Sadler and Bob Marlowe, for terms of three years each. Mr. Sadler has been a director of the Company since 1992. Mr. Marlowe is secretary, treasurer, chief accounting officer, chief financial officer and has been a director of the Company since 1984. The Board of Directors recommends that you vote for both of the nominees.

                  We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

                  I look forward to seeing you on May 29, 1998.


                                                    Sincerely,



                                                    LEON MOORE
                                                    President and Chief
                                                    Executive Officer

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 29, 1998

                                 ---------------


                  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of ShoLodge, Inc. (the "Company") will be held at 9:00 a.m. Central Daylight Time on Friday, May 29, 1998, at the corporate headquarters, 130 Maple Drive, North, Hendersonville, Tennessee, for the following purposes:

                  (1) To elect two Class I directors, each to hold his office for a term of three years and until his successor is elected and qualified; and

                  (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on April 8, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                  Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                         By the Order of the Board of Directors



                                         BOB MARLOWE, Secretary

Hendersonville, Tennessee
April 29, 1998

                  YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                                 SHOLODGE, INC.
                             130 MAPLE DRIVE, NORTH
                         HENDERSONVILLE, TENNESSEE 37075
                                 (615) 264-8000


                                 ---------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

                  The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 29, 1998, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 29, 1998.

                  The purposes of the Annual Meeting are to elect two Class I directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

                  A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

                  The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

                  The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company's regularly retained investor relations firm, Corporate Communications, Incorporated, may also be called upon to solicit proxies by telephone and mail.

                        VOTING SECURITIES AND PROCEDURES

                  The Board of Directors has fixed the close of business on April 8, 1998 as the record date for the Annual Meeting. Only record holders of the Company's stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 8,255,810 shares of common stock, no par value, (the "Common Stock") held of record by approximately 63 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

                  The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the directors' election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter's approval.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

                  The following table sets forth certain information as of April 1, 1998 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock and the Company's directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.



=========================================================================================================
                                                                     COMMON STOCK
---------------------------------------------------------------------------------------------------------
                                                 NUMBER OF SHARES
            NAME OF OWNER                       BENEFICIALLY OWNED(1)     PERCENT OF OUTSTANDING SHARES
---------------------------------------------------------------------------------------------------------
Leon Moore(2)(3)                                      2,613,332                      30.6%
     130 Maple Drive, North
     Hendersonville, Tennessee 37075
---------------------------------------------------------------------------------------------------------
Massachusetts Financial Service Company(4)            1,087,064                      13.2
     500 Boylston Street
     Boston, Massachusetts  02116
---------------------------------------------------------------------------------------------------------
Wellington Management Company(5)                        909,755                      11.0
     75 State Street
     Boston, Massachusetts 02109
---------------------------------------------------------------------------------------------------------
Brinson Partners, Inc.(6)                               773,300                       9.4
     209 South LaSalle Street
     Chicago, IL 60604-1295
---------------------------------------------------------------------------------------------------------
Montgomery Asset Management, L.P.(7)                    747,137                       9.0
     101 California Street
     San Francisco, CA 94111
---------------------------------------------------------------------------------------------------------
Richard L. Johnson(2)(8)                                728,352                       8.8
     130 Maple Drive, North
     Hendersonville, Tennessee 37075
---------------------------------------------------------------------------------------------------------
Michael A. Corbett(9)                                    14,000                       0.2
---------------------------------------------------------------------------------------------------------
Earl H. Sadler                                           70,000                       0.8
---------------------------------------------------------------------------------------------------------
Bob Marlowe(10)                                          42,666                       0.5
---------------------------------------------------------------------------------------------------------
Helen L. Moskovitz(11)                                    7,212                       0.1
---------------------------------------------------------------------------------------------------------
James M. Grout(12)                                       18,000                       0.2
---------------------------------------------------------------------------------------------------------
John C. Buttolph(13)                                     11,999                       0.1
---------------------------------------------------------------------------------------------------------
All executive officers and directors as a group       2,802,209                      32.4%
(8 persons) (2)(3)(5)(9)(10)(11)(12)(13)
=========================================================================================================


(1) Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or conversion privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 703,352 shares which Mr. Johnson held the presently exercisable option to acquire from Mr. Moore at a purchase price of $5.45 per share as of April 1, 1998. The option from Mr. Moore is exercisable at any time through December 11, 1998, but terminates earlier in certain events.

(3) Includes 291,666 shares as to which Mr. Moore held presently exercisable options at April 1, 1998 out of a total of 408,333 shares covered by options granted to Mr. Moore under the Company's 1991 Stock Option Plan.

(4) As of December 31, 1997, based upon a Schedule 13G provided to the Company by Massachusetts Financial Service Company on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients.

     Includes 1,070,765 shares as to which the reporting person had sole voting power and 1,087,064 shares as to which the reporting person had sole dispositive power.

(5) As of December 31, 1997, based upon a Schedule 13G provided to the Company by Wellington Management Company on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and zero shares as to which the reporting person had sole dispositive power.

(6) As of December 31, 1997, based upon a Schedule 13G provided to the Company by Brinson Partners, Inc. On behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and zero shares as to which the reporting person had sole dispositive power.

(7) As of December 31, 1997, based upon a Schedule 13G provided to the Company by Montgomery Asset Management, L.P. Includes 494,837 shares as to which the reporting person had sole voting power and 747,137 shares as to which the reporting person had sole dispositive power.

(8) Includes 25,000 shares as to which Mr. Johnson held presently exercisable options at April 1, 1998 out of a total of 25,000 shares covered by options granted to Mr. Johnson under the Company's 1991 Stock Option Plan.

(9) Shares as to which Mr. Corbett held presently exercisable options at April 1, 1998 out of a total of 70,000 shares covered by options granted to Mr. Corbett under the Company's 1991 Stock Option Plan. See "Executive Compensation - Employment Agreement."

(10) Shares as to which Mr. Marlowe held presently exercisable options at April 1, 1998 out of a total of 90,833 shares covered by options granted to Mr. Marlowe under the Company's 1991 Stock Option Plan.

(11) Includes 4,432 shares owned by Mrs. Moskovitz's husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

(12) Includes 14,000 shares as to which Mr. Grout held presently exercisable options at April 1, 1998 out of a total of 70,000 shares covered by options granted to Mr. Grout under the Company's 1991 Stock Option Plan.

(13) Shares as to which Mr. Buttolph held presently exercisable options at April 1, 1998 out of a total of 33,166 shares covered by options granted to Mr. Buttolph under the Company's 1991 Stock Option Plan.

                              ELECTION OF DIRECTORS

     Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The terms of the two Class I directors expire at this Annual Meeting, while the terms of the Class II directors expire at the next annual meeting and the terms of the Class III directors expire at the annual meeting of shareholders in the following year. Earl Sadler and Bob Marlowe currently serve as the Class I directors. They have been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2001.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the Class I nominees. They have consented to be candidates and to serve, if elected. While the Board has no reason to believe that either of the nominees will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the current directors and executive officers of the Company, including each nominee, which information has been furnished to the Company by the individuals named.

                                                          Position (Expiration of Term as         Year First Elected
                    Name                       Age                   Director)                         Director
                    ----                       ---                   ---------                         --------
Leon Moore(1)...............................    57     President, Chief Executive Officer,               1976
                                                       Director (2000)

Richard L. Johnson..........................    57     Executive Vice President, Director                1984
                                                       (1999)

Bob Marlowe.................................    59     Chief Accounting Officer, Chief                   1984
                                                       Financial Officer, Secretary and
                                                       Treasurer, Director (1998)

Earl H. Sadler(1)(2)(3).....................    75     Director (1998)                                   1992

Helen L. Moskovitz(1)(2)(3) ................    61     Director (1999)                                   1995

James M. Grout..............................    53     Executive Vice President                          N/A

John C. Buttolph............................    69     Vice President - Franchising and                  N/A
                                                       Development

----------------------------

(1)  Executive Committee member.
(2)  Audit Committee member.
(3)  Compensation Committee member.

                  The following is a brief summary of the business experience of each of the current directors and executive officers of the Company, including the nominees.

                  LEON MOORE founded the Company in 1976 and has served as its President and Chief Executive Officer and a director since that time. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of Community Financial Group, Inc.

                  RICHARD L. JOHNSON has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group -- Municipal Finance Section with J.C. Bradford & Co.

                  BOB MARLOWE has been Chief Financial Officer since April 1998 and Chief Accounting Officer, Secretary and Treasurer since November 1995 and a director of the Company since 1984. From 1984 to November 1995 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant.

                  EARL H. SADLER has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company's Board of Directors in 1992, and is Chairman of the Compensation Committee.

                  HELEN L. MOSKOVITZ has been the President of Helen L. Moskovitz & Associates, Inc., a destination management company, since 1979. Mrs. Moskovitz joined the Company's Board of Directors in 1995.

                  JAMES M. GROUT was elected Executive Vice President of the Company on April 27, 1995. From March 13, 1995 until April 27, 1995, Mr Grout was employed by the Company as director of development. He was employed by Shoney's, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney's Division from February 1994 until January 1995.

                  JOHN C. BUTTOLPH was elected Vice President--Franchising and Development for the Company in May 1993. Prior to that time he was Vice President of Suites of America, Inc. from September 1991. Before joining Suites of America, Inc., he was Vice President of Prime Motor Inns, Inc. from April 1989 to September 1991. Prime Motor Inns, Inc. filed for protection under Chapter XI of the United States Bankruptcy Code in 1990 and emerged from the proceeding in 1992 as Prime Hospitality Corp. From December 1986 to June 1990 he was senior vice president of Howard Johnson Franchise Systems, Inc., a subsidiary of Prime Motor Inns, Inc.

                  The Company pays Mr. Sadler and Mrs. Moskovitz, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors' and committee meeting they attend.

                  The Board of Directors has an Audit Committee for the purpose of recommending the Company's auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and the internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met one time in the fiscal year ended December 28, 1997.

                  The Board of Directors has a Compensation Committee for the purpose of setting officers' salaries, formulating bonuses for the Company's management and administering the Company's stock incentive plans. The Committee met two times in the fiscal year ended December 28, 1997.

                  The Board of Directors held eight meetings and took action by unanimous written consent without a meeting, as permitted by the Company's Bylaws and the Tennessee Business Corporation Act, seven times during the fiscal year ended December 28, 1997. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.



                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

                  The following table summarizes compensation earned by or paid to the Company's Chief Executive Officer and the Company's five other executive officers who earned $100,000 or more for the Company's last three fiscal years (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE


                                                             Annual                                  Long Term
                                                          Compensation                          Compensation Awards
      Name and Principal Position           Year           Salary ($)          Bonus ($)            Options (#)
      ---------------------------           ----           ----------          ---------            -----------
Leon Moore,                                 1997            365,000            160,000                  75,000
President, Chief Executive Officer          1996            348,333            125,000                  83,333(1)
                                            1995            340,000            100,000                  25,000

Richard L. Johnson,                         1997            130,000                  0                       0
Executive Vice President                    1996            123,333                  0                       0
                                            1995            120,000                  0                       0

John C. Buttolph,                           1997            120,000             35,000                  10,000
Vice President, Franchising and             1996            114,120             25,000                  23,166(1)
Development                                 1995            110,000             20,000                   7,500

Bob Marlowe,                                1997            120,000             50,000                  25,000
Secretary, Treasurer and                    1996            113,928             25,000                  40,833(1)
Chief Accounting Officer                    1995            118,474             20,000                   7,500




James M. Grout,                             1997            135,000             30,000                  25,000
Executive Vice President                    1996            125,891             25,000                  45,000(1)
                                            1995             90,391             20,000                  25,000

Michael A. Corbett                          1997            132,500                  0                  25,000
Chief Financial Officer(2)                  1996            116,717             25,000                  20,000
                                            1995             29,616             25,000                  25,000

-----------------------

                  (1) Includes previously granted options which were repriced on July 31, 1996.

                  (2) Effective April 10, 1998, Mr. Corbett no longer serves as the Company's Chief Financial Officer.

                  The following table sets forth the number of stock options granted to the Named Executive Officers during the fiscal year ended December 28, 1997 and the potential realizable value of the options granted, assuming the market price of the Common Stock appreciates from the date of the options' grant to their expiration date at the specified annual rates.



                       OPTIONS GRANTED IN LAST FISCAL YEAR


                                    Individual Grants
 -------------------------------------------------------------------------------
                                                                                             Potential Realizable
                                                                                               Value at Assumed
                           Number of       Percent of                                        Annual Rates of Stock
                          Securities      Total Options                                      Price Appreciation for
                          Underlying       Granted to       Exercise                             Option Term
                           Options        Employees in        Price       Expiration        -------------------
      Name                 Granted(1)     Fiscal Year       ($/Share)        Date           5%($)         10%($)
      ----                 -------        -----------       ---------        ----           -----         ------
Leon Moore                  75,000            38.7%            13.25         5/30/07        624,964        1,583,782

Richard L. Johnson            --               --               --             --             --               --

John C. Buttolph            10,000             5.2%            13.25         5/30/07         83,329          211,171

Bob Marlowe                 25,000            12.9%            13.25         5/30/07        208,321          527,927

James M. Grout              25,000            12.9%            13.25         5/30/07        208,321          527,927

Michael A. Corbett          25,000            12.9%            13.25         5/30/07        208,321          527,927


-------------------------


                  (1) All options were granted on May 30, 1997 pursuant to the Company's 1991 Stock Option Plan. The options have a term of 10 years and vest at the rate of 20% per year, commencing one year from the date of grant. Although the 1991 Stock Option Plan allows the grant of stock appreciation rights, no such rights have been granted to date.

                  The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 28, 1997 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 28, 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                          Value of
                                                   Number of             Unexercised
                                                  Unexercised            In-the-Money
                          Shares                 Options Held at          Options at
                         Acquired                  December 28,           December 28,
                            on         Value          1997                  1997(1)
                         Exercise    Realized     (Exercisable/          (Exercisable/
      Name                (#)          ($)        Unexercisable)         Unexercisable)
      ----               -----        -----       --------------         --------------
Leon Moore                 0            0           291,666/             $1,988,540/
                                                    116,667                 316,668
Richard L. Johnson         0            0            25,000/                186,875/
                                                        0                       0
John C. Buttolph           0            0            11,999/                 34,497/
                                                     21,167                  58,355
Bob Marlowe                0            0            42,666/                237,665/
                                                     48,167                 132,230
James M. Grout             0            0            14,000/                 40,250/
                                                     56,000                 154,750
Michael A. Corbett         0            0            14,000/                 81,500/
                                                     56,000                 216,625

-------------------

                  (1) Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 26, 1997 ($15.875).

EMPLOYMENT AGREEMENT

                  Michael A. Corbett was employed by the Company under an employment agreement effective as of September 11, 1995 and continuing until September 11, 1996 (the "Corbett Employment Agreement"). The Corbett Employment Agreement was automatically renewable for successive one year terms unless either the Company or Mr. Corbett gave advance written notice of intent not to renew. In September 1997 the Corbett Employment Agreement was automatically renewed for one year under this provision. Under the Corbett Employment Agreement, during any renewal period Mr. Corbett was entitled to receive annual compensation as determined from time to time by the Compensation Committee. The Corbett Employment Agreement provided that it would terminate upon Mr. Corbett's disability and could be terminated by either party for cause or, upon 45 days' notice, without cause. In the event of termination by the Company without cause, the Corbett Employment Agreement provides that Mr. Corbett is entitled to continue receiving the compensation payable under the agreement for 180 days. Upon termination or nonrenewal of the Corbett Employment Agreement, the agreement provides that Mr. Corbett has agreed, for a period of three years, not to own or participate in any business involving the lodging industry within ten miles of a lodging facility owned or operated by the Company, and not to interfere with the Company's relationship with any other employee.

                  Effective April 10, 1998, the Company terminated Mr. Corbett's employment for cause under the terms of the Corbett Employment Agreement. Mr. Corbett has asserted that the Company agreed to modified terms of his employment agreement prior to his termination and that the Company did not have cause to terminate his employment. According to Mr. Corbett these modified terms would entitle Mr. Corbett to a bonus payment of $150,000, a base salary of $250,000, a severence provision entitling Mr. Corbett to 18 months of salary and benefits if he is terminated without cause, and 75,000 stock options. The Company has denied that Mr. Corbett's employment agreement was effectively modified and believes that it has cause to terminate Mr. Corbett under the terms of the Corbett Employment Agreement.

KEY EMPLOYEE SUPPLEMENTAL INCOME PLAN

                  Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 1997, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65. Pursuant to the Corbett Employment Agreement, the Company agreed to add Michael A. Corbett to the Key Employee Supplemental Income Plan, but such addition became unnecessary after Mr. Corbett's employment with the Company ceased in April 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors:

                  The Company's Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company's initial public offering of its Common Stock in February 1992. During the fiscal year ended December 28, 1997, the Committee met two times. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company's 1991 Stock Option Plan.

                  The Committee maintains the philosophy that the compensation of the Company's executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company's executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased significantly during the last three fiscal years.

                  Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee's subjective perception of each individual executive's previous and anticipated contribution to the Company's success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria.

                  The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management's interests with the interests of the Company's shareholders. The actual individual stock option awards, however, are not subject to specific measurement criteria. They are based on the Chief Executive Officer's recommendations and the Committee's subjective assessment of each executive's performance. Options are generally granted at the fair market value of the Company's common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. Approximately 31% of the Company's Common Stock is beneficially owned by the executive officers.

                  Chief Executive Officer's Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company's President and Chief Executive Officer since inception. Mr. Moore's compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore's compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore was paid a bonus of $160,000 in April 1998 for his performance in fiscal 1997. In May 1997 the Committee granted to Mr. Moore options for 75,000 shares at an exercise price of $13.25 pursuant to the 1991 Stock Option Plan. While the amount of the bonus and stock options granted were not based on objective factors, the Committee believes that Mr. Moore's incentive compensation package for 1997 rewarded Mr. Moore for his leadership during fiscal 1997 and properly aligns Mr. Moore's compensation with the interests of the Company's shareholders.

                  Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company's 1991 Stock Option Plan may not be deductible under
Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

April 24, 1998                               Compensation Committee:


                                             Earl H. Sadler, Chairman
                                             Helen M. Moskovitz

                                PERFORMANCE GRAPH

                  Commencing on February 12, 1992 (the first day during which the Company's Common Stock was publicly traded), the following graph demonstrates a 71 month comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on February 12, 1992 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.



------------------------------------------------------------------------------------------------------------
                     2/12/92      12/27/92     12/26/93    12/25/94      12/31/95     12/29/96     12/28/97
------------------------------------------------------------------------------------------------------------
ShoLodge, Inc.       $100.00       $135.71      $200.89     $235.12      $113.10       $151.79      $188.99
------------------------------------------------------------------------------------------------------------
NASDAQ Stock
Market               $100.00       $103.80      $117.43     $116.92      $170.44       $210.04      $247.67
U.S.Index
------------------------------------------------------------------------------------------------------------
NASDAQ Non-
Financial Index      $100.00       $97.41       $110.44     $108.03      $154.33       $191.03      $215.48
------------------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

                  During fiscal 1997 the Company purchased 7 vehicles from Northlake Auto Mall, Inc., a corporation owned by Leon Moore, the President and Chief Executive Officer and a director of the Company, for an aggregate purchase price of approximately $158,000.

                  The Company purchases substantially all of its insurance, including directors and officers liability, general liability, employment practices liability, casualty, and automobile coverage, through Sedgwick of Tennessee, Inc., an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

                  All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company's independent auditors for the 1998 fiscal year. Representatives of Deloitte & Touche, LLP, the Company's independent auditors for the 1997 fiscal year, are expected to be present at the shareholder's meeting and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

                  Shareholders intending to submit proposals for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075. Proposals must be in writing and must be received by the Company prior to January 1, 1999. Proposals should be sent to the Company by certified mail, return receipt requested.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                  Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1997, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements, except for one late Form 4 filing by Helen

L. Moskovitz and one late Form 5 filing each by Messrs. Moore, Buttolph, Marlowe, Grout and Corbett relating to the grant of exempt stock options on May 30, 1997.

                                                                      Appendix A


                                 SHOLODGE, INC.

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT 9:00 A.M, CDT, ON MAY 29, 1998.

                  The undersigned hereby appoints Richard L. Johnson and James
M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the "Company") held of record by the undersigned on April 8, 1998, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 29, 1998, at the Company's corporate headquarters, 130 Maple Drive, North, Hendersonville, Tennessee, and at any adjournment thereof.

(1) To elect the following nominees as the Class I directors, each to hold office for a term of three years and until his successor is elected and qualified.

                  Earl Sadler

                  ____   FOR the nominee listed above
                  ____   WITHHOLD AUTHORITY to vote for the nominee


                  Bob Marlowe

                  ____   FOR the nominee listed above
                  ____   WITHHOLD AUTHORITY to vote for the nominee


(2) In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.


PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PARAGRAPH (1).

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Date:______________, 1998. ___________________________________________________

                                         Signature


                           ____________________________________________________
                                         Signature

(When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If shareholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.